UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2010

______________

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          Effective March 25, 2010, David L. Turney turned over his position as President of DRI Corporation (also referred to as “DRI” or the “Company”) to Oliver Wels.  Mr. Turney, age 66, continues as the Company’s Chairman of the Board and Chief Executive Officer under his existing Executive Employment Agreement, effective January 1, 2008, which was previously disclosed in and filed as an exhibit to DRI Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 18, 2008.

          Effective March 25, 2010, Oliver Wels, age 44, was appointed as President of DRI Corporation.  As recommended by David L. Turney and approved by DRI’s Board of Directors, Mr. Wels assumes full responsibility for the Company’s global operations in anticipation of management’s accelerated growth plans.

          Mr. Wels continues to serve under his existing Executive Employment Agreement, dated November 15, 2007, which was previously disclosed in and filed as an exhibit to DRI Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

          Mr. Wels has more than 20 years’ experience in the international bus and coach industry. Prior to being appointed to his present position, he served as Chief Operating Officer of DRI’s Mobitec business group based in Sweden since July 2007. Previously, he served as Managing Director of the Company’s Mobitec GmbH subsidiary in Germany from March 2005 to July 2007.

          Prior to joining the Company, Mr. Wels held key positions at Carrier Sütrak, a wholly owned subsidiary of Carrier Corporation/United Technologies in Syracuse, N.Y., that provides air conditioning products for buses, coaches, and rail cars in Europe, the Middle East, and Africa. While there, he served as Sales Director from 2001 to 2005 and managed the marketing and distribution network development program from 1998 to 2001.

          From 1995 to 1998, Mr. Wels served as Product Manager for Mobitec® products in Germany under an agreement between Mobitec AB and Carrier Sütrak.

          From 1986 to 1995, Mr. Wels was Bus and Coach Sales Manager for Western Europe at Ortner and Gollmann, a sales and distribution company based in Germany. From 1983 to 1986, Mr. Wels served that organization in various developmental roles.

          Mr. Wels holds an MBA in General Management from Sankt Gallen University in Switzerland with undergraduate studies in Business Administration.

ITEM 7.01.  Regulation FD Disclosure

          On March 31, 2010, DRI Corporation announced in a press release that Oliver Wels was appointed President of DRI Corporation, effective March 25, 2010.

          As recommended by David L. Turney and approved by DRI’s Board of Directors, Mr. Wels assumes full responsibility for the Company’s global operations in anticipation of management’s accelerated growth plans.  Mr. Turney continues as the Company’s Chairman of the Board and Chief Executive Officer.

The Company incorporates by reference the information included in Item 5.02 and Item 9.01 of this Form 8-K. This Item 7.01 and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

99.1      Press release dated March 31, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	March 31, 2010	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated March 31, 2010.